Exhibit 99.(11)

January 5, 2024

Lord Abbett Investment Trust

90 Hudson Street

Jersey City, NJ 07302

Ladies and Gentlemen:

Re:	Lord Abbett Investment Trust

We have acted as special Delaware counsel for Lord Abbett Investment Trust, a Delaware statutory trust (the “Trust”), in connection with the matters contemplated herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 16, 1993, effective as of August 16, 1993, (the “Certificate of Trust”);

(b)	The Declaration and Agreement of Trust of the Trust, dated as of August 16, 1993, made by the trustee named therein, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 1”) on November 16, 1994, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 2”) on December 14, 1995, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 3”) on June 19, 1996, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 4”) on November 12, 1997, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 5”) on March 12, 1998, as amended by Amendment to Declaration and Agreement of Trust (the

To Lord Abbett Investment Trust

January 5, 2024

“Amendment No. 6”) on October 21, 1998, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 7”) on January 20, 1999, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 8”) on May 19, 1999, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 9”) on March 9, 2000, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 10”) on April 12, 2001, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 11”) on December 12, 2001, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 12”) on March 14, 2002, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 13”) on April 22, 2003, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 14”) on October 1, 2003, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 15”) on April 20, 2004, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 16”) on August 11, 2004, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 17”) on June 23, 2005, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 18”) on June 22, 2006, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 19”) on June 22, 2006, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 20”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 21”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 22”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 23”) on September 11, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 24”) on September 11, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 25”) on December 13, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 26”) on December 15, 2010, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 27”) on January 27, 2011, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 28”) on October 24, 2013, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 29”) on November 6, 2014, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 30”) on September 15, 2015, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 31”) on July 28, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 32”) on November 3, 2016, as amended by Amendment

To Lord Abbett Investment Trust

January 5, 2024

to Declaration and Agreement of Trust (the “Amendment No. 33”) on December 15, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 34”) on February 16, 2017, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 35”) on October 26, 2017, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 36”) on September 20, 2018, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 37”) on April 3, 2019, and as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 38”) on May 23, 2019 (collectively, the “Trust Instrument”);

(c)	The By-laws of the Trust adopted October 20, 1993, amended and restated as of January 24, 2023 (the “By-laws”);

(d)	The Trust’s Registration Statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about the date hereof;

(e)	Copies of certain resolutions (the “Resolutions”) adopted by the Trustees with respect to the approval of the Agreement (as defined below), including the issuance pursuant to the Agreement of certain shares of beneficial interests (each a “Share,” and collectively, the “Shares”) in the Lord Abbett Income Fund series of the Trust, which Resolutions were attached to a certificate of an Officer of the Trust, dated as of the date hereof;

(f)	A Form of an Agreement and Plan of Reorganization to be entered into among the Trust with respect to its series Lord Abbett Income Fund and its series Lord Abbett Corporate Bond Fund (the “Agreement”); and

(g)	A Certificate of Good Standing for the Trust, dated January 4, 2024, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Agreement, the Trust Instrument, the By-laws and the Certificate of Trust will be in full force and

To Lord Abbett Investment Trust

January 5, 2024

effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument, the Resolutions and the Agreement and as contemplated by the Registration Statement, (vii) that the Shares will be issued and sold to the Shareholders in accordance with the Trust Instrument, the Resolutions and the Agreement and as contemplated by the applicable Registration Statement, (viii) all conditions precedent set forth in the Agreement shall have been satisfied at the time of the issuance of the Shares, and (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents. We note that Shareholders may be required to make certain payments provided for in the Trust Instrument.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.

The Shares of the Trust have been duly authorized and, when issued will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

To Lord Abbett Investment Trust

January 5, 2024

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/Richards, Layton & Finder

JWP/MMK